EXHIBIT 32.1
CERTIFICATION

          Pursuant to 18 U.S.C. § 1350, each of the undersigned hereby certifies in his or her capacity as an officer of Manatron, Inc. (the "Company") that the Quarterly Report of the Company on Form 10-Q for the quarter ended January 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

          This Certificate is given pursuant to 18 U.S.C. § 1350 and for no other purpose.

Dated: March 16, 2005	/s/ Paul R. Sylvester
Paul R. Sylvester President and Chief Executive Officer

Dated: March 16, 2005	/s/ Krista L. Inosencio
Krista L. Inosencio Chief Financial Officer

A signed original of this written statement has been provided to Manatron, Inc. and will be retained by Manatron, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.